SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):    SEPTEMBER 19, 2006

HSM HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	000-51877
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

P.O. Box 527531

Flushing, NY 11352

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(ISSUER TELEPHONE NUMBER)

4304, Inc.
4400 Route 9 South, #1000

Freehold, New Jersey 07728

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On September 19, 2006, we issued an aggregate of 9,900,000 restricted shares of our common stock in consideration for services rendered as follows: Anthony Hu - 7,915,000 shares; Simone Crighton - 80,000 shares; and Robert Young - 1,905,000 (the "Shareholders"). Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

On September 19, 2006 (the "Effective Date"), pursuant to the terms of a Stock Purchase Agreement, Anthony Hu and Robert Young purchased a total of 100,000 shares of the issued and outstanding common stock of 4304, Inc. (the "Company") from Michael Raleigh, the sole officer, director and shareholder of the Company, for an aggregate of $30,000 in cash. The total of 100,000 shares represented all of the shares of outstanding common stock of the Company at the time of transfer. Mr. Hu and Mr. Young used their personal funds to purchase the shares of the Company. As part of the acquisition, and pursuant to the Stock Purchase Agreement, the following changes to the Company's directors and officers have occurred:

o	As of September 19, 2006, Anthony Hu was appointed to the Board of Directors of the Company.
o

Michael Raleigh then resigned as a member of the Company's Board of Directors and as the Company's President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board and Secretary, effective September 19, 2006.

o

Also as of September 19, 2006, Anthony Hu was appointed as the Company's President, Chief Executive Officer, and Chairman of the Board and Simone Crighton was appointed the Company's Chief Financial Officer.

There are currently no arrangements that would result in a change in control of the Company

In connection with the change in control, the Company changed its executive offices to P.O. Box 527531, Flushing, N.Y. 11352.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Michael Raleigh resigned as a member of the Company's Board of Directors effective as of September 19, 2006. Michael Raleigh also resigned as the Company's President, Chief Executive Officer, and Chairman of the Board, effective September 19, 2006. The resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Anthony Hu was appointed as a member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, and Chairman of the Board, each as of September 19, 2006. Mr. Hu has been a very successful entrepreneur with over 15 years of experience in international trading business with China. He began his business in land and property sale in China during late 80’s to international trading business and foreign investors, who established factories in China. He’s also a partner and investor in many of the Chinese business concerns, with the most current one- Thomas Morgan Capitals, LLC, a private equity company with a focus to invest start up companies.

No transactions occurred in the last two years to which the Company was a party in which Mr. Hu had or is to have a direct or indirect material interest. Mr. Hu does not have an employment agreement with the Company.

Simone Crighton was appointed the Company’s Chief Financial Officer. Mrs. Crighton has over 12 years experience in several different accounting fields with most of the fortune 500 corporations. She began her accounting career with McCann-Erickson- An advertising company, Societe Generale- a French investment bank, General Electric- a US conglomerates, and a most current managerial position with Coty Inc. - a manufacturer and distributor of fragrances. She has a diverse accounting experience which ranges from financial audits, fund investment accounting, manufacturing accounting and royalty accounting. She holds a Bachelor of Science degree in Accounting from Queens College.

No transactions occurred in the last two years to which the Company was a party in which Mrs. Crighton had or is to have a direct or indirect material interest. Mrs. Crighton does not have an employment agreement with the Company.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information
Not applicable.
(c)	Exhibits.
	2.1	Stock Purchase Agreement dated as of September 19, 2006 between Michael Raleigh and Anthony Hu and Robert Young.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HSM Holdings, Inc.

By:	/s/ Anthony Hu
Anthony Hu, President

Dated: September 19, 2006